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                                                                      EXHIBIT 99
PRESS RELEASE


            AMSURG CORP. TO PRESENT AT THE RAYMOND JAMES 26TH ANNUAL
                       INSTITUTIONAL INVESTORS CONFERENCE
                             ----------------------
             LIVE PRESENTATION AND REPLAY AVAILABLE VIA THE INTERNET
               BEGINNING MONDAY, MARCH 7TH, AT 3:25 P.M. EASTERN


NASHVILLE, Tenn. (March 1, 2005) - AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the Raymond James 26th Annual Institutional Investors Conference, March 7th through March 9th, in Orlando, Florida. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 3:25 p.m. Eastern Time on Monday, March 7, 2005. Ken P. McDonald, President and Chief Executive Officer, will be speaking at the conference.

         The live audio webcast and replay of the presentation will be available on the Company's website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2004, AmSurg owned a majority interest in 128 centers and had nine centers under development.


                                           Contact:
                                                    Claire M. Gulmi
                                                    Senior Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1283



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